INDEPENDENT AUDITORS' REPORT ON SCHEDULE


         The Board of Directors
         Farm Fresh, Inc.:

         Under date of February 11, 1997, except as to note 10 which is as of February 21, 1997, we reported on the consolidated balance sheets of Farm Fresh, Inc. and subsidiaries as of December 30, 1995 and December 28, 1996 and the related consolidated statements of loss, stockholder's deficit and cash flows for each of the years in the three-year period ended December 28, 1996 which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule,
         Schedule II - Valuation and Qualifying Accounts. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

         In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                                  KPMG PEAT MARWICK LLP



         Norfolk, Virginia
         February 11, 1997






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                                                                                                             SCHEDULE II

                        FARM FRESH, INC. AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS


                                                            Balance,           Amounts
                                                            Beginning        Charged to                           Balance,
                                                             of Year           Expense        Deductions         End of Year
                                                             -------          ---------       ----------         -----------
Year Ended December 31, 1994
     LIFO Reserve                                      $     2,730,343   $      271,000    $           -      $    3,001,343
     Allowance for doubtful accounts                           402,617          185,000          (338,239)           249,378
     Deferred tax asset valuation allowance                  9,286,000        3,508,000                -          12,794,000

Year Ended December 30, 1995
     LIFO Reserve                                       $    3,001,343   $       35,553     $          -      $    3,036,896
     Allowance for doubtful accounts                           249,378          333,000           (91,048)           491,330
     Deferred tax asset valuation allowance                 12,794,000        8,011,000                -          20,805,000

Year Ended December 28, 1996
     LIFO Reserve                                       $    3,036,896   $      318,498     $       -         $    3,355,394
     Allowance for doubtful accounts                           491,330          649,381          (137,673)         1,003,038
     Deferred tax asset valuation allowance                 20,805,000        5,974,000             -             26,779,000

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